EXHIBIT 21

ITRONICS INC. AND SUBSIDIARIES

SIGNIFICANT SUBSIDIARIES

                                                  STATE OF            NAMES UNDER WHICH

   NAME                                         INCORPORATION            THEY DO BUSINESS

Whitney & Whitney, Inc.                            Nevada                      Same

Itronics Metallurgical, Inc                        Nevada                      Same

Itronics California, Inc.                          California                  Same

Nevada Hydrometallurgical Project

(A Partnership)                                    Nevada                      Same

American Hydromet

(A Joint Venture)                                  Nevada                      Same

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